Schedule of Subsidiaries
Exhibit 21

Subsidiary Name                              State of Organization    Doing Business as Name
---------------                              ---------------------    ----------------------

CPG Partners, LP                             Delaware                 none
Chelsea Allen Development, LP                Texas                    Allen Premium Outlets
S/C Allen Development LLC                    Delaware                 none
Chelsea Texas LLC                            Delaware                 none
Cannery Row Associates                       California               American Tin Cannery Premium Outlets
Chelsea GCA Realty, LLC                      Delaware                 none
Chelsea Financing Partnership, L.P.          Delaware                 Folsom Premium Outlets, Napa Premium Outlets
                                                                        Columbia Gorge Premium Outlets
Chelsea Delaware LLC                         Delaware                 none
CPG Finance Holdings I LLC                   Delaware                 none
CPG Finance I LLC                            Delaware                 Factory Stores of America
CPG Finance Holdings II LLC                  Delaware                 none
CPG Finance II LLC                           Delaware                 Factory Stores of America
CPG Texas LLC                                Delaware                 none
CPG Texas Finance I LLC                      Delaware                 none
CPG Texas Finance II LLC                     Delaware                 none
CPG Texas LP                                 Texas                    Factory Stores of America
CPG Texas I LP                               Texas                    Factory Stores of America
CPG Delaware LLC                             Delaware                 Carolina Premium Outlets
Chelsea Pacific LLC                          Delaware                 none
CPG Operating Corp                           Delaware                 none
Chelsea International Operating Corp.        Delaware                 none
Chelsea Interactive, Inc.                    Delaware                 none
CI Better Brands LLC                         Delaware                 none
Chelsea Orlando Development, LP              Florida                  Orlando Premium Outlets
S/C Orlando Development LLC                  Delaware                 none
F/C Acquisition Holdings LLC                 Delaware                 none
F/C Kittery Development LLC                  Delaware                 Kittery Premium Outlets
F/C Waterloo Development LLC                 Delaware                 Waterloo Premium Outlets
F/C Michigan City Development LLC            Delaware                 Lighthouse Place Premium Outlets
F/C Gilroy Development LLC                   California               Gilroy Premium Outlets
F/C PRT Holdings, LLC                        Delaware                 none
F/C Gilroy Holdings, LLC                     Delaware                 none
Chelsea Pocono Finance LLC                   Delaware                 The Crossings Factory Stores
Chelsea Las Vegas Holdings LLC               Nevada                   Las Vegas Outlet Center
Chelsea Memphis Holdings LLC                 Delaware                 Lakeland Factory Outlet Mall
Simon/Chelsea Las Vegas Development LLC      Delaware                 Las Vegas Premium Outlets
Simon/Chelsea Chicago Development LLC        Delaware                 Chicago Premium Outlets
Chelsea Mexico, Inc.                         Delaware                 none
CPGOM Partners de Mexico                     Foreign - Mexico         none